Exhibit 99.1
Altra Holdings Announces 14% Sequential Sales Growth
for the First Quarter 2010
Reports 3% year-over-year revenue growth
Diluted EPS climbs to $0.22 from $0.05 in the prior year quarter
Company raises top- and bottom-line guidance for 2010
Early cycle portion of the business drives demand
BRAINTREE, Mass., May 4, 2010 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of clutch brakes, couplings, gearing, belted drives and power transmission components, today announced unaudited financial results for the first quarter ended April 3, 2010.
Financial Highlights
•	First-quarter net sales increased 3% to $127.7 million compared with the prior-year first quarter. Sales increased 14% from the fourth quarter of 2009.

•	First-quarter net income was $0.22 per diluted share compared with net income of $0.05 per diluted share in the prior-year period. Non-GAAP recurring diluted earnings per share were $0.24 for the first quarter of 2010 compared with $0.12 in the prior year.*

•	Income from operations increased 390 basis points to 10.7% from the first quarter of 2009. Non-GAAP recurring income from operations increased 250 basis points to 11.4% year over year.

•	Company raises sales and earnings per share guidance on strengthening demand and corresponding earnings leverage on higher volumes.

•	Interest expense was reduced by $1.4 million year over year as a result of lower outstanding borrowings and the Company’s refinancing in the fourth quarter of 2009.

Management Comments
“The sales momentum we saw in the fourth quarter of last year carried into the first quarter of 2010 as we reported 14% sequential revenue growth,” said Carl Christenson, President and CEO. “We reported 3% year-over-year sales growth on demand strength from our early-cycle businesses, and benefitted from our distributors significantly reducing destocking efforts. Non-GAAP recurring income from operations increased 250 basis points year over year to 11.4% due to volume leverage and gains in productivity. As a result, we also performed well on the bottom line, doubling non-GAAP recurring earnings per share year over year to $0.24.”
Financial Results
Net sales for the first quarter of 2010 increased 3% to $127.7 million from $124.5 million in the prior-year period.
Income from operations for the first quarter of 2010 was $13.6 million compared with income from operations of $8.5 million in the prior-year first quarter. Income from operations in the first quarter of 2010 included restructuring charges of $1.0 million and income from operations in the first quarter of 2009 included restructuring costs, an OPEB (other post employment benefit) plan settlement gain and inventory adjustments due to the economic downturn totaling $2.6 million. Excluding the charges in both periods, non-GAAP income from operations increased to $14.6 million, or 11.4% of sales, in the first quarter of 2010 compared with non-GAAP income from operations of $11.1 million, or 8.9% of sales, in the first quarter of 2009.
Other expense was $0.3 million in the first quarter of 2010 compared with income of $0.2 million in the year-earlier quarter, driven mainly by unfavorable foreign currency.
For the first quarter of 2010, the Company reported net income of $5.7 million, or $0.22 per diluted share. This compares with net income of $1.4 million, or $0.05 per diluted share, in the prior-year first quarter. Excluding the items described above in both periods, non-GAAP recurring diluted earnings per share were $0.24 in the first quarter of 2010 compared with $0.12 in the prior-year period (see reconciliation table).
Cash and cash equivalents were $53.6 million at April 3, 2010, up 4% from year-ended December 31, 2009.

Business Outlook
“During 2009, we were primarily focused on cost reduction and cash generation,” said Christenson. “We are now concentrating our efforts on initiatives that will enable us to grow Altra for the long-term. For 2010, these initiatives include investing in organic growth, seeking strategic acquisitions, targeting key underpenetrated geographic regions, entering new high-growth markets, enhancing our efficiency and productivity through the Altra Business System and focusing on the development of our people and processes.”
“We expect the demand momentum we have experienced at our early-cycle businesses will continue throughout 2010,” added Christenson. “While some of our first-quarter sales increase was likely due to some of our customers restocking their channels, we believe the majority of the increase was due to improvement in end market demand. There also are some early positive signs from our late-cycle markets. We are encouraged that we may see an increase in orders from those markets later this year, which should lead to sales growth in 2011. As a result of our optimism about the remainder of the year, we have raised our top- and bottom-line guidance for 2010.”
The Company is raising its guidance and is now forecasting 2010 sales in the range of $470 million to $485 million and non-GAAP recurring EPS of $0.70 to $0.80 for the full year. The Company now expects capital expenditures of approximately $13 million, and depreciation and amortization in the range of $22 to $23 million. The Company now expects its tax rate to be in the range of 33.0% to 35.0%.
The company will conduct an investor conference call on May 5, 2010 at 11:00 AM ET to discuss its unaudited first-quarter 2010 financial results. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. Also the company has posted slides on its web site at http://www.altramotion.com in the Investor Relations Section in the Events & Presentations tab to help the participants better follow the discussion. A replay of the recorded conference call will be available until midnight on May 12, 2010. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access.

Altra Holdings, Inc.
Consolidated Statements of Income Data:
In Thousands of Dollars, except per share amounts

	Quarter Ended
	April 3, 2010		March 28, 2009
	(Unaudited)		(Unaudited)

Net sales	$127,706		$124,540
Cost of sales	90,303		92,337

Gross profit	$37,403		$32,203
Gross profit as a percent of net sales	29.3%		25.9%
Selling, general & administrative expenses	20,972		21,743
Research and development expenses	1,779		1,567
Other post employment benefit plan settlement gain	—		(1,467)
Restructuring expense	1,046		1,872

Income from operations	$13,606		$8,488
Income from operations as a percent of net sales	10.7%		6.8%
Interest expense, net	4,940		6,349
Other non-operating expense (income), net	295		(162)

Income from continuing operations before income taxes	$8,371		$2,301
Provision for income taxes	2,632		883

Income tax rate	31.4%		38.4%

Net income	$5,739		$1,418

Weighted Average common shares outstanding
Basic	26,343		25,911
Diluted	26,425		25,943

Net income per share
Basic	0.22		0.05
Diluted	$0.22		$0.05

Reconciliation of Recurring Net Income:

Net income	$5,739		$1,418

Restructuring charges	1,046		1,872
Inventory adjustment due to economic downturn	—		2,215
Other post employment benefit plan settlement gain	—		(1,467)
Tax impact of above adjustments	(350	)(1)	(1,007	)(2)

Recurring net income	$6,435		$3,031

Recurring diluted earnings per share	$0.24		$0.12

(1)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 33.5% by the above items

(2)	- tax impact is calculated by multiplying the estimated effective tax rate for the period of 38.5% by the above items

Consolidated Balance Sheets
In Thousands of Dollars

	April 3, 2010	December 31, 2009
	(Unaudited)
Assets:
Current Assets
Cash and cash equivalents	53,566	51,497
Trade Receivables, net	65,829	52,855
Inventories	72,847	71,853
Deferred income taxes	9,265	9,265
Income tax receivable	2,781	4,754
Prepaid expenses and other current assets	5,155	3,647

Total current assets	209,443	193,871
Property, plant and equipment, net	104,584	105,603
Intangible assets, net	72,772	74,905
Goodwill	78,644	78,832
Deferred income taxes	679	679
Other non-current assets, net	11,347	11,309

Total assets	$477,469	$465,199

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	35,772	27,421
Accrued payroll	10,324	12,133
Accruals and other liabilities	24,948	19,971
Deferred income taxes	7,275	7,275
Current portion of long-term debt	1,041	1,059

Total current liabilities	79,360	67,859
Long-term debt, less current portion and net of unaccreted discount and premium	216,093	216,490
Deferred income taxes	20,999	21,051
Pension liabilities	9,206	9,862
Long-term taxes payable	9,427	9,661
Other long-term liabilities	1,088	1,333

Total stockholders’ equity	141,296	138,943

Total liabilities and stockholders’ equity	$477,469	$465,199

	Quarter Ended
	April 3,	March 28,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$5,739	$1,418
Adjustments to reconcile net income to net cash flows:
Depreciation	4,159	4,158
Amortization of intangible assets	1,383	1,361
Amortization and write-offs of deferred financing costs	172	430
Loss (gain) on foreign currency, net	314	(201)
Accretion and write-off of debt discount, net	73	154
Fixed asset impairment/disposal	—	749
Other post employment benefit plan settlement gain	—	(1,467)
Stock based compensation	548	977
Changes in assets and liabilities:
Trade receivables	(15,037)	(2,258)
Inventories	(1,569)	8,072
Accounts payable and accrued liabilities	14,522	(306)
Other current assets and liabilities	(2,002)	(1,539)
Other operating assets and liabilities	(128)	4

Net cash provided by operating activities	8,174	11,552

Cash flows from investing activities
Purchase of property, plant and equipment	(2,694)	(1,821)
Payments for prior year acquistions	(1,177)	—

Net cash used in investing activities	(3,871)	(1,821)

Cash flows from financing activities
Payment of bond issuance costs	(63)	—
Shares repurchased	(288)	—
Payment on mortgages	(121)	(120)
Payment on capital leases	(175)	(179)

Net cash used in financing activities	(647)	(299)

Effect of exchange rate changes on cash and cash equivalents	(1,587)	(102)

Net change in cash and cash equivalents	2,069	9,330
Cash and cash equivalents at beginning of year	51,497	52,073

Cash and cash equivalents at end of period	$53,566	$61,403

Reconciliation to free cash flow:
Net cash provided by operating activities	8,174	11,552
Purchase of property, plant and equipment	(2,694)	(1,821)

Free cash flow	$5,480	$9,731

About Altra Holdings
Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork and Warner Linear.
*Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the company’s website, non-GAAP recurring diluted earnings per share, non-GAAP recurring income from operations and non-GAAP recurring net income are each calculated using either net income or income from operations that excludes premiums, discounts and interest expense associated with the extinguishment of debt, other post employment benefit plan settlement gains, restructuring costs, inventory adjustments due to the economic downturn and other income or charges that management does not consider to be directly related to the company’s core operating performance. Non-GAAP recurring diluted earnings per share is calculated by dividing non-GAAP recurring net income by GAAP weighted average shares outstanding (diluted).
As used in this release and the accompanying slides posted on the company’s website, non-GAAP free cash flow is calculated as cash flow from operating activities less capital expenditures.
Altra believes that the presentation of non-GAAP recurring net income, non-GAAP recurring income from operations, non-GAAP recurring diluted earnings per share and non-GAAP free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations.
Cautionary Statement Regarding Forward Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those comments regarding Altra’s initiatives to invest in organic growth, seek strategic acquisitions, target key underpenetrated geographic regions, enter new high-growth markets, enhance efficiency and productivity and focus on the development of its people and processes; expectations that the demand momentum at early-cycle businesses will continue throughout 2010; encouragement that Altra may see an increase in orders from late cycle markets later this year and good sales growth in 2011; and the Company’s guidance for 2010.
In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) fluctuations in the costs of raw materials used in our products, (8) product liability claims, (9) work stoppages and other labor issues, (10) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (11) loss of key management and other personnel, (12) changes in pension and retirement liabilities, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Senior Secured Notes, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) our ability to complete cost reduction actions and risks associated with such actions, (23) risks associated with implementation of our new ERP system, and (24) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
Contact:
Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com